Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of CASH TRUST SERIES II, and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                       TITLE                      DATE

/s/ John F. Donahue              Chairman                   July 1, 1998
John F. Donahue                  and Trustee
                                 (Chief Executive Officer)

/s/ Richard B. Fisher            President                  July 1, 1998
Richard B. Fisher

/s/ J. Christopher Donahue       Executive Vice President   July 1, 1998
J. Christopher Donahue           and Trustee

/s/John W. McGonigle             Treasurer, Executive       July 1, 1998
John W. McGonigle                Vice President and Secretary
                                 (Principal Financial and
                                 Accounting Officer)

/s/ Thomas G. Bigley             Trustee                    July 1, 1998
Thomas G. Bigley

/s/ Nicholas P. Constantakis     Trustee                    July 1, 1998
Nicholas P. Constantakis

/s/ John T. Conroy, Jr.          Trustee                    July 1, 1998
John T. Conroy, Jr.

/s/ William J. Copeland          Trustee                    July 1, 1998
William J. Copeland

/s/ James E. Dowd                Trustee                    July 1, 1998
James E. Dowd

/s/ Lawrence D. Ellis, M.D.       Trustee                   July 1, 1998
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.       Trustee                   July 1, 1998
Edward L. Flaherty, Jr.


/s/ Peter E. Madden              Trustee                    July 1, 1998
Peter E. Madden

/s/ John E. Murray, Jr.          Trustee                    July 1, 1998
John E. Murray, Jr.

/s/ Wesley W. Posvar             Trustee                    July 1, 1998
Wesley W. Posvar

/s/ Marjorie P. Smuts            Trustee                    July 1, 1998
Marjorie P. Smuts

Sworn to and subscribed before me this 1st day of July, 1998.

/s/ Cheri S. Good
Notary Public